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                             JOINT VENTURE AGREEMENT

Party A: MyWebinc.com

Party B:Haier

Both parties agree to be business partners in product development, marketing & promotion, providing content, e-commerce, and jointly open up/develop the China TV Internet market. The agreement is as follows:

A.   Both parties agree to jointly develop and promote MyWeb Internet TV product
     - Haier MyWeb
     1.   Party B agrees to be the Chinese manufacturer of MyWeb Set-top boxes.
     2.   Party A agrees to
          -   provide software technical support,
          -   licensing of the products manufactured,
          -   recommendation to Party B on the marketing channel,
          -   technical support, and
          - [***] boxes.
     3. Both parties agree to join with ISP and ICP to execute marketing and promotional activities, and share the same marketing channel.
     4. Both parties agree to develop the Haier-MyWeb set-top box product. Party A will provide the software and Party B will provide the hardware.
B. Party B agrees to include the MyWeb Online software into the joint venture product in order to provide customers with easier usage of the products.
C. Both parties agree to a joint venture in E-Commerce. Party A will support the sales and e-commerce for Party B in the worldwide network of Party A. Party A also agrees to add Party B's link in the China MyWeb online service website and jointly develop "Haier Family Internet Shopping Community", and jointly promote this in the market.


MyWeb                                           Haier
/s/ illegible                                   /s/ illegible
---------------------------                     ---------------------------
July 12th 1999                                  July 12th 1999


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